Exhibit 99.1

Insperity Announces First Quarter Results
HOUSTON – May 3, 2021 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the first quarter ended Mar. 31, 2021:
•Q1 revenue increased 5% to $1.3 billion
•Q1 net income and diluted EPS of $61.9 million and $1.59, respectively
•Q1 adjusted EPS up 7% to $1.82
•Q1 adjusted EBITDA up 3% to $104.2 million
First Quarter Results
For the first quarter of 2021, reported net income and diluted earnings per share (“EPS”) were $61.9 million and $1.59, respectively. Adjusted EBITDA increased 3% to $104.2 million and adjusted EPS increased 7% to $1.82 over the first quarter of 2020, significantly above our expectations.
The average number of worksite employees (“WSEEs”) paid per month in Q1 2021 was 233,170 WSEEs, which was at the mid-point of our expected range. As for the three drivers of our growth, WSEEs paid from new sales and client retention were both in line with our forecast, while net gains from hiring in our client base exceeded our expectations. Revenue in Q1 2021 increased 5% to $1.3 billion on a 7% increase in revenue per WSEE, partially offset by an expected 2% decline in the average number of paid WSEEs.

“We are pleased with our strong Q1 results and our growth momentum driven by solid sales, client retention and growth in the client base in the face of the ongoing pandemic,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “The diligent and effective support provided by Insperity employees has helped our resilient client base weather the storm of the pandemic and emerge with confidence in the future. The combination of solid execution and strong demand for our services positions Insperity well for growth acceleration over the balance of the year, as we lay the foundation to return to double-digit unit growth and profitability.”
Gross profit increased by 7% over Q1 2020 to $251.4 million. This increase exceeded our forecast, as pricing was above targeted levels and each of our direct costs areas experienced lower than expected cost trends. As for benefit costs, healthcare utilization continued to gradually return to normal coming off of the earlier stages of the pandemic. However, when combined with COVID-19 related vaccination, testing and treatment costs, overall costs came in slightly below our Q1 budget. Our workers’ compensation program continued to produce favorable results on our ongoing claims management and, to a lesser degree, a favorable impact on the frequency of claims from the recent “work from home” status of many of our clients’ employees. The payroll tax area also produced gross profit contributions above budget, due to state unemployment tax rates received during Q1 coming in lower than our estimates and the receipt of a $5.5 million federal payroll tax refund related to a prior year.
Operating expenses increased 13% over Q1 2020, however, were flat when excluding performance-based compensation. First quarter 2021 operating costs reflected continued growth investments, including a 7% increase in the number of trained Business Performance Advisors, initial costs related to our SalesForce implementation and an increase in marketing costs associated with lead generation activity. These investments were partially offset by pandemic-related cost reductions, including reduced travel expenses.
Cash outlays during Q1 2021 included the repurchase of 340,000 shares of stock at a cost of $29.7 million, cash dividends totaling $15.5 million and capital expenditures of $12.1 million. We ended the quarter with $196.7 million of adjusted cash, cash equivalents and marketable securities, and $369.4 million outstanding under our $500 million credit facility.
“With our strong Q1 results, and positive trends in our growth, pricing and direct costs, we are raising our earnings outlook for the remainder of 2021,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “With our solid balance sheet and the expectation for continued strong cash flow, we plan to continue to invest in our growth, while providing attractive returns to our shareholders through our dividend and share repurchase programs.”

2021 Guidance
The company also announced its updated guidance for 2021, including the second quarter of 2021. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q2 2021			Full Year 2021

Average WSEEs paid(a)	239,300	—	241,600	243,600	—	248,300
Year-over-year increase	5%	—	6%	4%	—	6%

Adjusted EPS(b)	$0.60	—	$0.70	$3.83	—	$4.40
Year-over-year decrease	(61)%	—	(55)%	(17)%	—	(5)%

Adjusted EBITDA (in millions)(b)	$44	—	$49	$250	—	$280
Year-over-year decrease	(52)%	—	(47)%	(13)%	—	(3)%
____________________________________
(a)Q2 2021 guidance for average WSEEs paid represents 2.6% to 3.6% sequential growth compared to Q1 2021.
(b)Q2 2021 Adjusted EPS and Adjusted EBITDA comparisons to Q2 2020 reflect the unusually low benefits costs incurred during Q2 2020 due to health care deferrals and stay at home orders during the COVID-19 pandemic onset.
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 4536156. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 4536156. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2020 revenues of $4.3 billion and more than 80 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for worksite employee payroll, payroll taxes and benefits costs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems;
•our liability or damage to our reputation relating to disclosure of sensitive or private information;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	March 31, 2021	December 31, 2020

Assets
Cash and cash equivalents	$494,777	$554,846
Restricted cash	46,353	45,522
Marketable securities	34,292	34,529
Accounts receivable, net	561,244	392,746
Prepaid insurance	57,670	10,164
Other current assets	53,718	39,461
Income taxes receivable	3,451	—
Total current assets	1,251,505	1,077,268
Property and equipment, net	220,262	216,256
Right of use leased assets	67,688	60,663
Prepaid health insurance	9,000	9,000
Deposits	200,967	194,231
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	—	9,603
Other assets	6,955	4,548
Total assets	$1,769,084	$1,584,276

Liabilities and stockholders' equity
Accounts payable	$5,841	$6,203
Payroll taxes and other payroll deductions payable	310,519	377,960
Accrued worksite employee payroll cost	503,334	334,836
Accrued health insurance costs	72,136	32,685
Accrued workers’ compensation costs	49,696	48,186
Accrued corporate payroll and commissions	41,720	44,277
Other accrued liabilities	61,105	60,777
Total current liabilities	1,044,351	904,924
Accrued workers’ compensation cost, net of current	190,336	195,239
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	71,716	64,289
Deferred income taxes, net	13,343	—
Other accrued liabilities, net of current	6,294	6,292
Total noncurrent liabilities	651,089	635,220
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	81,329	95,528
Treasury stock, at cost	(628,391)	(626,984)
Retained earnings	620,151	575,033
Total stockholders’ equity	73,644	44,132
Total liabilities and stockholders’ equity	$1,769,084	$1,584,276

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended March 31,
	2021	2020	Change
Operating results:
Revenues(1)	$1,286,835	$1,229,483	4.7%
Payroll taxes, benefits and workers’ compensation costs	1,035,390	995,461	4.0%
Gross profit	251,445	234,022	7.4%
Salaries, wages and payroll taxes	103,075	86,501	19.2%
Stock-based compensation	11,822	6,552	80.4%
Commissions	7,719	8,460	(8.8)%
Advertising	5,322	4,833	10.1%
General and administrative expenses	31,636	34,853	(9.2)%
Depreciation and amortization	8,047	7,602	5.9%
Total operating expenses	167,621	148,801	12.6%
Operating income	83,824	85,221	(1.6)%
Other income (expense):
Interest income	543	1,879	(71.1)%
Interest expense	(1,599)	(2,362)	(32.3)%
Income before income tax expense	82,768	84,738	(2.3)%
Income tax expense	20,846	22,646	(7.9)%
Net income	$61,922	$62,092	(0.3)%
Less distributed and undistributed earnings allocated to participating securities	(197)	(462)	(57.4)%
Net income allocated to common shares	$61,725	$61,630	0.2%

Net income per share of common stock
Basic	$1.62	$1.59	1.9%
Diluted	$1.59	$1.58	0.6%
 ____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended March 31,
(in thousands)	2021	2020

Gross billings	$8,050,422	$7,436,754
Less: WSEE payroll cost	6,763,587	6,207,271
Revenues	$1,286,835	$1,229,483

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended March 31,
	2021	2020	Change

Average WSEEs paid	233,170	238,014	(2.0)%
Statistical data (per WSEE per month):
Revenues(1)	$1,840	$1,722	6.9%
Gross profit	359	328	9.5%
Operating expenses	240	208	15.4%
Operating income	120	119	0.8%
Net income	89	87	2.3%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended March 31,
(per WSEE per month)	2021	2020
Gross billings	$11,509	$10,415
Less: WSEE payroll cost	9,669	8,693
Revenues	$1,840	$1,722

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expenses	Represents operating expenses excluding the impact of the following: • non-cash stock-based compensation, and • depreciation and amortization expense.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended March 31,
(in thousands, except per WSEE per month)	2021		2020
	$	WSEE	$	WSEE

Payroll cost	$6,763,587	$9,669	$6,207,271	$8,693
Less: Bonus payroll cost	1,420,475	2,031	1,050,968	1,472
Non-bonus payroll cost	$5,343,112	$7,638	$5,156,303	$7,221
% Change period over period	3.6%	5.8%	9.1%	3.3%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	March 31, 2021	December 31, 2020

Cash, cash equivalents and marketable securities	$529,069	$589,375
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	273,499	341,998
Client prepayments	58,918	35,328
Adjusted cash, cash equivalents and marketable securities	$196,652	$212,049

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended March 31,
	2021		2020
	$	WSEE	$	WSEE

Net income	$61,922	$89	$62,092	$87
Income tax expense	20,846	30	22,646	32
Interest expense	1,599	2	2,362	3
Depreciation and amortization	8,047	11	7,602	11
EBITDA	92,414	132	94,702	133
Stock-based compensation	11,822	17	6,552	9
Adjusted EBITDA	$104,236	$149	$101,254	$142
% Change period over period	2.9%	4.9%	(0.2)%	(5.3)%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended March 31,
(in thousands)	2021	2020

Net income	$61,922	$62,092
Non-GAAP adjustments:
Stock-based compensation	11,822	6,552
Total non-GAAP adjustments	11,822	6,552
Tax effect	(2,978)	(1,751)
Adjusted net income	$70,766	$66,893
% Change period over period	5.8%	(18.0)%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended March 31,
	2021	2020

Diluted EPS	$1.59	$1.58
Non-GAAP adjustments:
Stock-based compensation	0.30	0.17
Total non-GAAP adjustments	0.30	0.17
Tax effect	(0.07)	(0.05)
Adjusted EPS	$1.82	$1.70
% Change period over period	7.1%	(14.1)%

Following is a reconciliation of GAAP to non-GAAP financial measures for second quarter and full year 2021 guidance:

(in millions, except per share amounts)	Q2 2021 Guidance	Full Year 2021 Guidance

Net income	$14 - $18	$118 - $139
Income tax expense	5 - 6	42 - 51
Interest expense	2	7
Depreciation and amortization	10	40
EBITDA	31 - 36	207 - 237
Stock-based compensation	13	43
Adjusted EBITDA	$44 - $49	$250 - $280

Diluted net income per share of common stock	$0.36 - $0.46	$3.03 - $3.60
Non-GAAP adjustments:
Stock-based compensation	0.33	1.10
Total non-GAAP adjustments	0.33	1.10
Tax effect	(0.09)	(0.30)
Adjusted EPS	$0.60 - $0.70	$3.83 - $4.40
###